                                                                    Exhibit 23.3


                        CONSENT OF KPMG PEAT MARWICK LLP


The Board of Directors
Key Energy Group, Inc:

We consent to the use of our report on the consolidated financial statements of Dawson Production Services, Inc., incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the Prospectus.


                                         /s/ KPMG PEAT MARWICK LLP
                                         -----------------------------------
                                             KPMG PEAT MARWICK LLP


San Antonio, Texas
November 20, 1998